                                                                       EXHIBIT 5

CHRISTOPHER D. LUEKING                  Sears Tower, Suite 5800
Direct Dial: (312) 876-7680             233 S. Wacker Dr.
christopher.lueking@lw.com              Chicago, Illinois  60606
                                        Tel: (312) 876-7700  Fax: (312) 993-9767
                                        www.lw.com
(LATHAM & WATKINS LLP LOGO)
                                        FIRM / AFFILIATE OFFICES
                                        Boston        New Jersey
                                        Brussels      New York
                                        Chicago       Northern Virginia
                                        Frankfurt     Orange County
                                        Hamburg       Paris
                                        Hong Kong     San Diego
                                        London        San Francisco
                                        Los Angeles   Silicon Valley
                                        Milan         Singapore
                                        Moscow        Tokyo
                                                      Washington, D.C.


September 30, 2004




Libbey Inc.
300 Madison Avenue                                   File: 020742-0016
Toledo, Ohio 43611


        Re: Registration Statement on Form S-8 with respect to 1,000,000 shares of Common Stock, par value $.01 per share

Ladies and Gentlemen:

         In connection with the preparation and filing by Libbey Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance by the Company of 1,000,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), pursuant to the Amended and Restated 1999 Equity Participation Plan of Libbey Inc. (the "Plan"), you have requested our opinion with respect to the matters set forth below.

         In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

         We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws, or as to any matters of municipal law or the laws of any local agency within any state.

SEPTEMBER 30, 2004
PAGE 2

(LATHAM & WATKINS LLP LOGO)


         Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued as contemplated by the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Interests of Named Experts and Legal Counsel."

                                                        Very truly yours,


                                                        /s/ LATHAM & WATKINS LLP